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CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3
A CALIFORNIA LIMITED PARTNERSHIP

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INFORMATION STATEMENT
FOR
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3
A CALIFORNIA LIMITED PARTNERSHIP
c/o THE ALTMAN GROUP, INC.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071
[______], 2006
Dear Limited Partner:
     We are sending you this information statement in connection with the approval of amendments to the limited partnership agreement of Consolidated Capital Institutional Properties 3, a California limited partnership (the “Partnership”). These amendments will authorize the Partnership to:
     (i) either directly or indirectly through single-purpose wholly-owned subsidiaries, to acquire, own, improve, redevelop, manage, operate, lease, finance, refinance, sell and exchange any real property acquired: (A) as a result of any remedy available to the Partnership under each of (1) the Participating Notes (the “Participating Notes”) originally received by the Partnership from each of ConCap Equity Partners/3 (“EP/3”), ConCap Equity Partners/4 (“EP/4”) and ConCap Equity Partners/5 (“EP/5”), each a California limited partnership (collectively, the “Borrowers”), and (2) the Master Loan Agreement, dated February 26, 1986, between the Partnership and the Borrowers (the “Master Loan Agreement”) pursuant to which the Participating Notes were issued; or (B) pursuant to any transaction involving such property that is intended to be a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended,
     (ii) make payments directly to ConCap Equities, Inc., a Delaware corporation and the general partner of the Partnership (our “General Partner”), and its affiliates for property management and other services provided by these parties to the Partnership;
     (iii) hire our General Partner and its affiliates to provide services to the Partnership on third-party market terms in connection with any redevelopment of our properties, and
     (iv) obtain financing from our General Partner and its affiliates on third-party market terms in order to cover operating deficits or other contingencies relating to the Partnership or the redevelopment costs of properties owned directly or indirectly by the Partnership.
Partnership Authority Amendments
     Currently, our limited partnership agreement provides that the principal purpose of the Partnership is to lend funds in return for Participating Notes secured by deeds of trust on real properties as shall from time to time be acquired by one or more of the Borrowers or such other entities of which a Borrower is the general or managing partner. To date, through foreclosure or similar proceedings under the terms of the Master Loan Agreement, we have acquired all of the real properties formerly owned by the Borrowers. See “Partnership Business” for a more detailed description of the Master Loan Agreement and these transactions.
     Although our limited partnership agreement provides that the Partnership may engage in any and all general business activities related to those purposes, which includes foreclosures and similar proceedings authorized under the Participating Notes and the Master Loan Agreement, it also provides that the Partnership may not purchase real property, directly or indirectly. To the extent that the acquisition of real property by the Partnership as the result of the exercise of any remedy available to the Partnership under the Participating Notes and the Master Loan Agreement could be deemed to be a prohibited “purchase” of real property by the Partnership these provisions may be inconsistent. The proposed amendments will clarify that the Partnership is authorized to acquire, own, improve, redevelop, manage, operate, lease, finance, refinance, sell and exchange any real property acquired pursuant to the exercise of any remedies under the Participating Notes and the Master Loan Agreement or an exchange under Section 1031 of the Internal Revenue Service Code.

Affiliate Transaction Amendments
     Our limited partnership agreement also currently provides that the Partnership may advance to the Borrowers the amount of certain compensation and payments to be paid by the Borrowers for services provided to them by related parties (including our General Partner and its affiliates) in connection with the Borrowers’ purchase, operation and sale of the properties acquired by them with the funds obtained by them pursuant to the Master Loan Agreement. Due to the Partnership’s acquisition of these properties pursuant to foreclosure and similar proceedings under the Master Loan Agreement, the Borrowers no longer own any of these properties and our General Partner and its affiliates provide these services directly to the Partnership. See “Partnership Business” for a more detailed description of the Master Loan Agreement and these transactions.
     Although our limited partnership agreement provides that the provision of services by our General Partner and its affiliates directly to the Partnership (and not through the Borrowers) is permitted to the extent that they receive a fee or other compensation from the capital contributions or income of the Partnership, the proposed amendments will clarify that, in the absence of the Borrowers, our General Partner and its affiliates may continue to provide directly to the Partnership the property management and other services contemplated by our limited partnership agreement in connection with the purchase, operation and sale of our properties and that they may receive a fee or other compensation in connection with such services. The proposed amendments will also explicitly permit our General Partner and its affiliates to provide the Partnership with services on third-party market terms in connection with the redevelopment of the Partnership’s properties.
Affiliate Loan Amendments
     Our limited partnership agreement currently permits the Partnership to obtain short-term financing from our General Partner and its affiliates to the extent that interest rates and other finance charges and fees are not in excess of amounts that are charged by unrelated banks on comparable loans for the same purpose, and, if a property is involved, in the locality of that property. However, the agreement also provides that if any “Sponsor” of the Partnership, a defined term which includes our General Partner and its affiliates, lends proceeds to the Partnership on an unsecured basis, the interest rate on such amount is limited to the lesser of the actual cost to the Sponsor of such proceeds or the most recent prime rate of interest charged by Bank of America, N.A., San Francisco main office as of the date of the loan. As a result, the rate at which a short-term unsecured loan by an affiliate to the Partnership should bear interest is unclear. The proposed amendments will clarify that the Partnership has the authority to obtain affiliate loans on third-party market terms in connection with any operating deficits or other contingencies of the Partnership and redevelopment costs incurred in connection with the Partnership’s properties.
Planned Cedar Rim Redevelopment
     The proposed amendments will clarify that the Partnership has the authority to redevelop its Cedar Rim property located in New Castle, Washington. Based on our current projected redevelopment budget, we estimate that the total amount of costs for this redevelopment will be approximately $6,600,000.
     In connection with this redevelopment, we plan to hire AIMCO/Bethesda Holdings, Inc. (“AIMCO/Bethesda”), an affiliate of our General Partner, to plan, structure and supervise the redevelopment process. The Partnership will pay AIMCO/Bethesda a fee of $25,000 for the planning and structuring of the redevelopment process, and a fee equal to 4% of the actual redevelopment costs for the Cedar Rim Apartments property for supervision of the redevelopment which, based on the current estimated redevelopment costs, will be an amount equal to approximately $264,000. Our General Partner has determined that the redevelopment fees are not in excess of fees that the Partnership would have to pay to a third-party provider of these services and that an affiliate will provide them more efficiently than a third-party.
     We propose to fund the redevelopment through a combination of (1) a loan to the Partnership by AIMCO Properties, L.P. (“AIMCO Properties”), another affiliate of our General Partner, as described in further detail below, and (2) to the extent either available or practicable, the retention of distributable cash from operations received by the Partnership and the retention of the proceeds of any refinancing of the Partnership’s assets with third parties.
Required Limited Partner Approval
     Our limited partnership agreement may be amended by the consent of limited partners owning more than 50% of our outstanding limited partnership units. As of [___], 2006, 383,029 of our limited partnership units were issued and outstanding, and affiliates of our General Partner, own 237,645.3 of these units, or approximately

62.04% of our outstanding units. Our General Partner’s affiliates have indicated that they will vote all of their limited partnership units in favor of the amendments. As a result, approval of the amendments is assured.
     This information statement contains information about the amendments and the reasons that our general partner has decided that the amendments are in the best interests of the limited partners. Our General Partner has conflicts of interest with respect to the amendments that are described in greater detail herein.
WE RE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
The date of this information statement is [____], 2006
     This information statement is being mailed on or about the date hereof to all holders of our limited partnership units at the close of business on [___], 2006.

REASONS FOR THE AMENDMENTS
     Our General Partner believes that the amendments are in the best interests of the Partnership and our limited partners. In making its determination, our General Partner considered a number of factors, including the following:
•	To the extent that the acquisition of real property by the Partnership as the result of any remedy available to the Partnership under the Participating Notes and the Master Loan Agreement could be deemed to be a prohibited “purchase” of real property by the Partnership, the proposed amendments will clarify that the Partnership is authorized to acquire, own, improve, redevelop, manage, operate, lease, finance, refinance, sell and exchange any real property acquired pursuant to the exercise of any remedies under the Participating Notes and the Master Loan Agreement or an exchange under Section 1031 of the Internal Revenue Service Code. The amendments do not affect the requirement of the limited partners’ approval for the sale of all or substantially all of the Partnership’s assets within a twelve-month period.

•	The proposed amendments will clarify that, following the Partnership’s acquisition from the Borrowers of its real properties in connection with the exercise of its remedies under the Participating Notes and the Master Loan Agreement, in the absence of the Borrower, our General Partner and its affiliates may continue to provide directly to the Partnership the property management and other services contemplated by our limited partnership agreement in connection with the purchase, sale and operation of the Partnership’s properties, and that our General Partner and its affiliates may receive a fee or other compensation in connection with such services.

•	Our General Partner believes that redevelopment of certain of its properties, including its planned redevelopment of its Cedar Rim Apartments property located in New Castle, Washington, will eventually allow an increase in the net operating income of such properties and will permit them to remain competitive with other rental properties in the local market. In addition, our General Partner believes that if redevelopment does not occur, the competitiveness of such properties with respect to other available communities in the local market will continue to decline as most of such communities have already been redeveloped and are in better condition and have better amenities. Our General Partner also believes that if the redevelopment does not occur, the property will still require in excess of $2,500,000 in improvements to remedy existing structural problems, including exterior siding and wood replacement, window system replacement, dwelling unit sliding patio doors, repair overlay and striping of all asphalt paving, replacement of building concrete aprons, refurbishment of pool facility, balcony repairs and replacements and replacement of all roof drainage gutters and downspouts, but these structural improvements are not of the type which will increase the net operating income available with respect to the property. The proposed amendments will explicitly authorize our General Partner and its affiliates to provide the Partnership with services on third-party market terms in connection with the redevelopment of the Partnership’s properties. Our General Partner has determined that the redevelopment fees to be paid to AIMCO/Bethesda are not in excess of the fees that the Partnership would have to pay a third party to perform the redevelopment services, and that affiliates of the Partnership will be more familiar with such properties and will be able to plan and supervise the redevelopment more efficiently than a third-party.

•	Our General Partner has determined that third-party financing may not be available from third-parties at all or on terms advantageous to the Partnership in connection with any operating deficit or other contingency of the Partnership or the redevelopment of the Partnership’s properties. The proposed amendments will explicitly permit our General Partner and its affiliates to provide the Partnership with financing on terms at least as advantageous to the Partnership as those which may be provided by third-parties.
     In general, the Partnership regularly evaluates the capital needs and competitive position of our properties by considering various factors, such as the Partnership’s financial position and real estate market conditions. The Partnership monitors our properties’ specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating resident demand, current trends, competition, new construction and economic changes. The Partnership oversees each asset’s operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for a property (including any prepayment penalties), tax implications, availability of attractive mortgage financing and the investment climate all are considered. Another significant factor that the Partnership considers is the tax consequences of a particular sale of property.
     For these reasons, our General Partner has approved the proposed amendments which will, among other things, permit the redevelopment of our Cedar Rim Apartments property. See “Planned Cedar Rim Redevelopment” and “Approval of Amendments” for a more detailed description of the proposed redevelopment and amendments.
PLANNED CEDAR RIM REDEVELOPMENT
The Redevelopment
     The proposed amendments will clarify that the Partnership has the authority to redevelop its Cedar Rim property located in New Castle, Washington. Based on our current projected redevelopment budget, we estimate that the total amount of costs for this redevelopment will be approximately $6,600,000.
     The Partnership has owned and operated the Cedar Rim Apartments property since 1991. The property is a 104-unit apartment complex located in New Castle, Washington. To our knowledge, the property has not undergone major renovation or redevelopment since its construction in 1980.
     Our planned redevelopment of the property includes improvements to building structures, apartment interiors, common areas and the property site. The property requires repair or replacement of all roofs, siding, windows, patio doors, asphalt, concrete aprons, pool facilities and upgrades to balconies. Interior upgrades to the property’s apartment units will include upgrades to kitchens and baths. Common area work will include replacement of the property’s drainage system as well as the removal of exterior siding and replacement with a new vapor barrier and siding.
     We currently estimate that the redevelopment will take approximately 12 months, but many factors could cause the redevelopment period to vary from our estimate, including shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, scheduling problems, weather interference or natural disasters. We expect that the interior improvements will occur simultaneously with the exterior redevelopment and will not require residents to vacate units before interior improvements can be completed.
     We currently estimate that the total redevelopment costs will be approximately $6,600,000. Of course, our estimate assumes that we will be able to start the redevelopment on or before October 18, 2006 and is based on information known to us at this time. Many factors could cause the actual redevelopment costs to vary from our estimate, including construction cost overruns resulting from shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, scheduling problems, weather interference or natural disasters.
Affiliate Redevelopment Services
     In connection with this redevelopment, we plan to hire AIMCO/Bethesda, an affiliate of our General Partner, to plan, structure and supervise the redevelopment process. The Partnership will pay AIMCO/Bethesda a fee of $25,000 for the planning and structuring of the redevelopment process, and a fee equal to 4% of the actual redevelopment costs for the Cedar Rim Apartments property for supervision of the redevelopment which, based on the current estimated redevelopment costs, will be an amount equal to approximately $264,000. Our General Partner has determined that the redevelopment fees are not in excess of fees that the Partnership would have to pay to a third-party provider of these services and that an affiliate will provide them more efficiently than a third-party.
Affiliate Redevelopment Funding
     We propose to fund the redevelopment through a combination of (1) a loan to the Partnership by AIMCO Properties, another affiliate of our General Partner, as described in further detail below, and (2) to the extent either available or practicable, the retention of distributable cash from operations received by the Partnership and the retention of the proceeds of any refinancing of the Partnership’s assets with third parties.

     The Partnership has not experienced any positive distributable cash from operations since 2003, and we do not currently anticipate an improvement in such cash flow until the Partnership has repaid the loan from AIMCO Properties in connection with the redevelopment. We also do not currently anticipate that third party refinancing of indebtedness on the Partnership’s assets will be available to us until approximately 2008, although such availability may change as the result of various factors, including changes in existing real estate, debt market and general economic conditions and the economic performance of the Partnership and our property.
     As a result, AIMCO Properties, an affiliate of our General Partner, has agreed to make a loan to the Partnership in an amount equal to 100% of the redevelopment costs. This loan will accrue interest at prime plus 2%, compounded monthly. The principal and accrued interest on this loan will be payable in full at any time upon demand of AIMCO Properties.
     If at any time we accumulate sufficient funds as the result of an improvement in the Partnership’s cash flow, a refinancing of the Partnership’s assets or otherwise, the Partnership will then repay the outstanding balance of and accrued interest on the loan before we will begin making any distributions to our partners.
     Based on the current prime rate and our current projected redevelopment budget, we estimate that the total principal amount of the loan and accumulated interest will amount to approximately $6,600,000 and $1,177,000, respectively, by October 2008. Of course, many factors could cause the actual size of the loan to vary from this estimate, including changes in redevelopment costs and availability of funding sources. If we are successful in refinancing the Partnership’s assets as currently anticipated in 2008, we estimate that the refinancing proceeds will be enough for us to repay most of the outstanding balance and accrued interest on the loan made to the Partnership by AIMCO Properties, with a shortfall amount of approximately $2,300,000, but our estimate is subject to change as the result of many factors, including changes in existing real estate, debt market and general economic conditions and the economic performance of the Partnership and our property. We anticipate that the shortfall amount will be repaid through other refinancing opportunities which may be available to the Partnership from time to time in the future, but we cannot presently estimate when such refinancing opportunities may become available.
Plans After Redevelopment
     After completion of the redevelopment, we plan to continue to hold and operate our Cedar Rim Apartments property and to remarket the redeveloped apartment units to new tenants and tenants renewing existing leases in order to obtain rent increases which reflect the improvements to the property resulting from the redevelopment.
CONFLICTS OF INTEREST
     The amendments will expand our General Partner’s powers and authority. The amendments will add provisions to our limited partnership agreement specifically authorizing the Partnership to acquire, own, improve, redevelop, manage, operate, lease, finance, refinance, sell and exchange real property it has acquired under the terms of the Participating Notes and the Master Loan Agreement. The amendments will also allow the partnership to engage in like-kind exchanges of real property intended to qualify as an exchange under Section 1031 of the Internal Revenue Code. Our General Partner may exercise such expanded authority without the concurrence of our limited partners.
     Affiliates of our General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership was charged by such affiliates approximately $616,000 and $576,000 for the years ended December 31, 2005 and 2004, respectively, and $325,000 for the six months ended June 30, 2006.
     In addition, our General Partner advanced to the Partnership approximately $2,207,000 and $1,342,000 to cover expenses related to operations and capital improvements at certain of its properties during the years ended December 31, 2005 and 2004, respectively. Interest was charged at prime plus 2%. Interest expense on outstanding advance balances was approximately $123,000 and $47,000 for the years ended December 31, 2005 and 2004, respectively. The Partnership repaid the outstanding advance balance of approximately $3,831,000 plus accrued interest of approximately $171,000 during the year ended December 31, 2005 from the refinancing proceeds of three of the Partnership’s properties. No such advances were made during the six months ended June 30, 2006.

     An affiliate of our General Partner also charged the Partnership fees of approximately $237,000 and $102,000 related to construction management services provided by such affiliate during the years ended December 31, 2005 and 2004, respectively, and $76,000 during the six months ended June 30, 2006.
     These fees and advances plus accrued interest are paid to our affiliates and General Partner before any distributions may be made to our limited partners.
     AIMCO Properties is an affiliate of our General Partner and will be repaid the outstanding balance of the loan plus accrued interest before the Partnership will be permitted to make any distributions to our limited partners. In addition, AIMCO/Bethesda, another affiliate of our General Partner, will be paid the redevelopment fees before our limited partners will receive any distributions. See “Proposed Cedar Rim Redevelopment” for a more detailed description of the loan and redevelopment services.
     Further, affiliates of Apartment Investment and Management Company, or AIMCO, hold an ownership interest in our General Partner as well as 62.04% of our outstanding limited partnership units. As a result, AIMCO is in a position to influence all voting decisions with respect to the Partnership. (See “Approval of Amendments” for a discussion of our affiliates effective voting control.) Although our General Partner owes fiduciary duties to our limited partners, it also owes fiduciary duties to AIMCO, which is its ultimate parent company. As a result, our General Partner’s duties to the Partnership and our limited partners may come into conflict with its duties to AIMCO.
APPROVAL OF THE AMENDMENTS
Partnership Authority Amendments
     Currently, Section 1.05 of our limited partnership agreement provides that the principal purpose of the Partnership is to lend funds in return for Participating Notes secured by deeds of trust on real properties as shall from time to time be acquired by one or more of the Borrowers or such other entities of which a Borrower is the general or managing partner. To date, through foreclosure or similar proceedings under the terms of the Master Loan Agreement, we have acquired all of the real properties formerly owned by the Borrowers. See “Partnership Business” for a more detailed description of the Master Loan Agreement and these transactions.
     Although Section 1.05 of our limited partnership agreement provides that the Partnership may engage in any and all general business activities related to those purposes, which includes foreclosures and similar proceedings authorized under the Participating Notes and the Master Loan Agreement, it also provides in Section 2.01 that the Partnership may not purchase real property, directly or indirectly. To the extent that the acquisition of real property by the Partnership as the result of the exercise of any remedy available to the Partnership under the Participating Notes and the Master Loan Agreement could be deemed to be a prohibited “purchase” of real property by the Partnership, these provisions may be inconsistent. The proposed amendments will clarify that the Partnership is authorized to acquire, own, improve, redevelop, manage, operate, lease, finance, refinance, sell and exchange any real property acquired pursuant to the exercise of any remedies under the Participating Notes and the Master Loan Agreement or an exchange under Section 1031 of the Internal Revenue Service Code.
Affiliate Transaction Amendments
     Section 2.04 of our limited partnership agreement currently provides that the Partnership may advance to the Borrowers the amount of certain compensation and payments to be paid by the Borrowers for services provided to them by related parties (including our General Partner and its affiliates) in connection with the Borrowers’ purchase, operation and sale of the properties acquired by them with the funds obtained by them pursuant to the Master Loan Agreement. Due to the Partnership’s acquisition of these properties pursuant to foreclosure and similar proceedings under the Master Loan Agreement, the Borrowers no longer own any of these properties and our General Partner and its affiliates provide these services directly to the Partnership. See “Partnership Business” for a more detailed description of the Master Loan Agreement and these transactions.

     Although Section 2.04 of our limited partnership agreement also provides that the provision of services by our General Partner and its affiliates directly to the Partnership (and not through the Borrowers) is permitted to the extent that they receive a fee or other compensation from the capital contributions or income of the Partnership, the Partnership has experienced operating losses since 2003 and has thus been required to pay for such services to the Partnership from financing activities. The proposed amendments will clarify that, in the absence of the Borrowers, our General Partner and its affiliates may continue to provide directly to the Partnership the property management and other services contemplated by our limited partnership agreement in connection with the purchase, operation and sale of our properties and that they may receive a fee or other compensation in connection with such services. The proposed amendments will also explicitly permit our General Partner and its affiliates to provide the Partnership with services on third-party market terms in connection with the redevelopment of the Partnership’s properties.
Affiliate Loan Amendments
     Section 4.11 of our limited partnership agreement currently permits the Partnership to obtain short-term financing from our General Partner and its affiliates to the extent that the terms thereof as to interest rates and other finance charges and fees are not in excess of amounts that are charged by unrelated banks on comparable loans for the same purpose, and, if a property is involved, in the locality of that property. However, Section 4.11 also provides that if any “Sponsor” of the Partnership, a defined term which includes our General Partner and its affiliates, lends proceeds to the Partnership on an unsecured basis, the interest rate on such amount is limited to the lesser of the actual cost to the Sponsor of such proceeds or the most recent prime rate of interest charged by Bank of America, N.A., San Francisco main office as of the date of the loan. As a result, the rate at which an short-term unsecured loan by an affiliate to the Partnership should bear interest is unclear. The proposed amendments will clarify that the Partnership has the authority to obtain affiliate loans on third-party market terms in connection with any operating deficits or other contingencies of the Partnership and redevelopment costs incurred in connection with the Partnership’s properties.
Required Limited Partner Approval
     Article XII of our limited partnership agreement provides that the agreement may be amended by a vote of our limited partners owning more than 50% of our outstanding limited partnership units entitled to vote. As of [___], 2006, there were 383,029 limited partnership units issued and outstanding. Each limited partnership unit represents approximately 0.00026% of our outstanding limited partnership units. Affiliates of our General Partner currently own 237,645.3 of these units, or approximately 62.04% of our outstanding units as set forth below in “Security Ownership of Certain Beneficial Owners and Management.” These affiliates have indicated to us that they will consent to the amendments to our limited partnership agreement.
     Upon receipt of these consents, the holders of a majority of our outstanding limited partnership units will have consented to the amendments and, as a result, no vote of any other limited partnership unit holder will be necessary to consent to the amendments. Accordingly, we are not soliciting any other votes. Such written consent shall have an effective date as of [___], 2006, which is 20 days after the mailing of this information statement. Thus consent will authorize the amendments as required under our limited partnership agreement.
     The text of each of the amendments is set forth in Annex I to this information statement.
PARTNERSHIP BUSINESS
     The Partnership was organized on May 23, 1984 as a limited partnership under the California Uniform Limited Partnership Act. Commencing July 23, 1985, the Partnership offered 800,000 limited partnership units at a purchase price of $250 per unit pursuant to a registration statement filed with the Securities and Exchange Commission, or SEC. The sale of the units terminated on May 15, 1987 with 383,033 units sold for an aggregate of approximately $95,758,000. Since its initial offering, the Partnership has not received, nor are limited partners required to make, additional capital contributions.

     Our General Partner is ConCap Equities, Inc. Our General Partner is a subsidiary of Apartment Investment and Management Company (“AIMCO”). Our limited partnership agreement provides that the partnership is to terminate on December 31, 2015 unless terminated prior to such date.
     The Partnership is engaged in the business of operating and holding real estate properties for investment. The Partnership was formed for the benefit of our limited partners to lend funds to the Borrowers. The Borrowers represent California limited partnerships in which certain of the partners were former shareholders and former management of Consolidated Capital Equities Corporation, a Colorado corporation and the former corporate general partner of the Partnership (“CCEC”).
     Through December 31, 1984, the Partnership made twelve specific loans against the Master Loan Agreement and advanced a total of $67,300,000 to the Borrowers. EP/3 used $17,300,000 of the loaned funds to purchase two apartment complexes and one office building. EP/4 used $34,700,000 of the loaned funds to purchase four apartment complexes and one office building, which was subsequently sold in 1989. EP/5 used $15,300,000 of the loaned funds to purchase two apartment complexes and two office buildings. The Partnership secured the Master Loan Agreement with deeds of trust or mortgages on real properties and by the assignment and pledge of promissory notes from the partners of the Borrowers. Through a series of transactions described in further detail below, the Partnership acquired all of the Borrowers’ properties in full settlement of their liability under the Master Loan Agreement.
     During 1992, the Partnership foreclosed on the last remaining EP/4 apartment complex in full settlement of EP/4’s liability under the Master Loan Agreement. Previously, the Partnership had foreclosed on three of EP-4’s apartment complexes and EP/4’s interest in one note receivable secured by the office building sold in 1989, and acquired EP’5’s two apartment complexes and two office buildings through a transfer of ownership in full settlement of EP/5’s liability under the Master Loan Agreement. In 1994, the Partnership also entered into an agreement with EP/3 whereby one property was deed in lieu of foreclosure to the Partnership and foreclosure proceedings were instituted by the Partnership on the other asset which collateralized the Master Loan Agreement. The Partnership assumed a note payable of approximately $1,200,000 in exchange for full settlement of EP/3’s liability under the Master Loan Agreement. As a result of these transactions, the Master Loan Agreement was settled in full during 1994.
     Upon the Partnership’s formation in 1984, CCEC was the corporate general partner of the Partnership. In 1988, through a series of transactions, Southmark Corporation acquired controlling interest in CCEC. In December 1988, CCEC filed for reorganization under Chapter 11 of the Unites States Bankruptcy Code. In 1990, as part of CCEC’s reorganization plan, our current General Partner, ConCap Equities, Inc., acquired CCEC’s general partner interests in the Partnership. The selection of ConCap Equities, Inc. as our sole General Partner was approved by the holders of a majority of the Partnership’s outstanding limited partnership units pursuant to a solicitation of our limited partners dated August 10, 1990.
     The Partnership currently owns seven apartment complexes located in Florida, North Carolina, Washington, Michigan, Utah and Colorado. For a brief description of our properties see “Partnership Properties.”
     The Partnership has no employees. Management and administrative services are provided by our General Partner and by agents retained by our General Partner. An affiliate of our General Partner provides property management services at our properties.
     For information on certain of our pending litigation, please refer to our most recent reports on Form 10-KSB and 10-QSB (for the year ended December 31, 2005 and the six months ended June 30, 2006) filed with the SEC.

PARTNERSHIP PROPERTIES
     The following table sets forth our current investment in real property:

Property	Date of Purchase	Type of Ownership	Use

Cedar Rim, New Castle Washington	4/91	Fee ownership, subject to a first mortgage	Apartment — 104 units

Hidden Cove by the Lake, Belleville, Michigan	3/90	Fee ownership, subject to first mortgage	Apartment — 120 units

Lamplighter Park, Bellevue, Washington	4/91	Fee ownership, subject to first mortgage	Apartment — 174 units

Park Capitol, Salt Lake City, Utah	4/90	Fee ownership, subject to a first mortgage	Apartment — 135 units

Tamarac Village I, II, III and IV, Denver, Colorado	6/92	Fee ownership, subject to a first mortgage	Apartment — 564 units

Williamsburg Manor, Cary, North Carolina	11/94	Fee ownership, subject to a first mortgage	Apartment — 183 units

Sienna Bay (formerly known as Sandpiper I and II), St. Petersburg, Florida	11/94	Fee ownership, subject to a first mortgage	Apartment — 276 units
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address	Number of Limited
of Beneficial Owner	Partnership Units	Percent of Class

AIMCO IPLP, L.P. (an affiliate of AIMCO)	44,867.7	11.71%

Madison River Properties, LLC (an affiliate of AIMCO)	46,747.4	12.21%

Cooper River Properties, LLC (an affiliate of AIMCO)	28,039.3	7.32%

AIMCO Properties, L.P. (an affiliate of AIMCO)	117,990.9	30.80%

Total:	237,645.3	62.04%
     AIMCO IPLP, L.P., Cooper River Properties, LLC and Madison River Properties, LLC are indirectly ultimately owned by AIMCO. Their business address is 55 Beattie Place, Greenville, South Carolina 29602.
     AIMCO Properties, L.P., is also indirectly ultimately controlled by AIMCO. Its business address is 4582 S. Ulster Street Parkway, Suite 1100, Denver Colorado 80237.
     Neither our general nor any director or officer of our General Partner owns any limited partnership units of record or beneficially.
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE PARTNERSHIP
     We are subject to the informational requirements of the Securities Exchange Act of 1934 and are required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports and proxy and information statements regarding issuers, including us, that file electronically with the SEC.
     You should only rely on the information provided in this information statement or any supplement or on information we have filed with the SEC. We have not authorized anyone else to provide you with information. You should not assume that the information in this information statement or any supplement or in any of our filings with the SEC is accurate as of any date other than the date on the front of this information statement or the supplement or as of the date of such filings.
     You may request a copy of our filings with the SEC, at no cost, by writing or calling us at the following address or facsimile or telephone number: c/o THE ALTMAN GROUP, INC., 1200 Wall Street, 3rd Floor, Lyndhurst, NJ 07071; by fax at (201) 460-0050; or by telephone at (800) 217-9608.
NO APPRAISAL RIGHTS
     Our limited partners are not entitled to dissenters’ appraisal rights under California law or our limited partnership agreement in connection with the amendments described in this information statement.
REGULATORY APPROVALS
     Other than the filing and distribution of this information statement, no regulatory approvals are required for the amendments described in this information statement.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
     Only one information statement is being delivered to multiple limited partners sharing an address unless the Partnership has received contrary instructions from one or more of the limited partners.
     The Partnership will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a limited partner at a shared address to which the Partnership delivered a single copy of the information statement. If a limited partner wishes to notify the Partnership that he or she wishes to receive a separate copy of this information statement, the limited partner may contact the Partnership as follows:
     By mail: c/o THE ALTMAN GROUP, INC., 1200 Wall Street, 3rd Floor, Lyndhurst, NJ 0707 1
     By telephone: (800) 217-9608
     By fax: (201) 460-0050
A limited partner may also use the above telephone number, facsimile number or mailing address to notify the Partnership that limited partners sharing an address request delivery of a single copy of this information statement if they are receiving multiple copies.

ANNEX I
THIRD AMENDMENT
TO
THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3
     THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3 (this “Amendment”) is entered into as of [___], 2006, by and among ConCap Equities, Inc., a Delaware corporation (the “General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement (as defined below).
Recitals
     WHEREAS, Consolidated Capital Institutional Properties/3, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Second Amended and Restated Limited Partnership Agreement of Consolidated Capital Institutional Properties/3, dated as of July 15, 1985 (the “Partnership Agreement”); and
     WHEREAS, the General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners holding a majority of Units of all of the Limited Partners), necessary to amend the Partnership Agreement as provided in this Amendment.
     NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:
     1. Purpose of the Partnership and Investment Objectives. The first paragraph of Section 1.05 of the Partnership Agreement is hereby amended to read as follows:
“Purpose of Partnership and Investment Objectives. The principal purpose of the Partnership is to lend funds in return for Participating Notes secured by deeds of trust on real properties (including apartment buildings, shopping centers, industrial projects, office buildings, and other similar properties) as shall from time to time be acquired by one or more Borrowers or such other entity or entities of which a Borrower is the general partner or managing partner and to engage in any and all general business activities related and incidental to those purposes, including, without limitation, the acquisition, ownership, improvement, redevelopment (including demolition and rebuilding), management, operation, leasing, financing, refinancing, sale or exchange of any real or personal property (including the transfer of such property to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a transaction ( a “1031 Transaction”) that is intended to be a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, or any successor statute, at law or in equity (including, without limitation with respect to both clauses (a) and (b), those properties commonly known as (i) Cedar Rim in New Castle, Washington, (ii) Hidden Cove by the Lake in Belleville, Michigan, (iii) Lamplighter Park in Bellevue, Washington, (iv) Park Capitol in Salt Lake City, Utah, (v) Tamarac Village I — IV in Denver, Colorado, (vi) Williamsburg Manor in Cary, North Carolina, and (vii) Sienna Bay (f/k/a Sandpiper I and II) in St. Petersburg, Florida); provided, however, that the Partnership shall not own or lease property jointly or in partnership with others but it may transfer any such property to a single-purpose wholly-owned subsidiary. The Participating Notes offer the potential for: (i) preserving and protecting the Limited Partners’ original Invested Capital; (ii) providing quarterly distributions from interest received from the Borrowers or other sources; and (iii) providing special payments to the extent of additional interest received from such Participating Notes.”

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     2. Powers and Duties of the General Partner.
          (a) The fourth sentence of the first paragraph of Section 2.01 of the Partnership Agreement is hereby amended to read as follows:
“The General Partner shall have the rights, powers and authority granted to the General Partner hereunder or by law, or both, to obligate and bind the Partnership and, on behalf and in the name of the Partnership, to take such action as the General Partner deems necessary or advisable, including without limitation, making, executing and delivering loan and other agreements, such as leases, assignments and transfers and agreements to purchase, sell, exchange, lease or otherwise deal with real or personal property, escrow instructions, advances under the Participating Notes, pledges, deeds of trust, mortgages and other security agreements, promissory notes, checks, drafts and other negotiable instruments and all other documents and agreements which the General Partner deems reasonable or necessary in connection with the lending and investment of the Partnership’s net proceeds resulting from the Capital Contributions received and the management of such assets, including, without limitation, the acquisition, ownership, improvement, redevelopment (including demolition and rebuilding), management, operation, leasing, financing, refinancing, sale or exchange of any real or personal property (including the transfer of such property to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a 1031 Transaction (including, without limitation with respect to both clauses (a) and (b), those properties commonly known as (i) Cedar Rim in New Castle, Washington, (ii) Hidden Cove by the Lake in Belleville, Michigan, (iii) Lamplighter Park in Bellevue, Washington, (iv) Park Capitol in Salt Lake City, Utah, (v) Tamarac Village I — IV in Denver, Colorado, (vi) Williamsburg Manor in Cary North Carolina, and (vii) Sienna Bay (f/k/a Sandpiper I and II) in St. Petersburg, Florida).”
          (b) The penultimate sentence of the second paragraph of Section 2.01 of the Partnership Agreement is hereby amended to read as follows:
“The Partnership shall not be permitted to purchase real property, directly or indirectly, but it may acquire real property upon exercising any remedy under the Participating Note and the Master Loan Agreement or in a 1031 Transaction.”
     3. Compensation of General Partners and Affiliates.
          (a) The second paragraph of Section 2.04 of the Partnership Agreement is hereby amended by adding the following sentence to the end of such paragraph:
“Notwithstanding the foregoing, the General Partner and its Affiliates shall be entitled to render services to the Partnership in connection with redevelopment of any of the properties owned by the Partnership, and receive fees or other compensation from the Partnership for such services, provided that any such fees or other compensation shall not exceed an amount which is competitive in price and terms with other nonaffiliated Persons rendering comparable services.”
          (b) The third paragraph of Section 2.04 of the Partnership Agreement is hereby amended in its entirety to read as follows:
“Certain items of compensation and payments also (i) will be advanced to the Borrowers by the Partnership and may be used to pay to partners of the Borrowers, the General Partner and/or their Affiliates or any Sponsor in connection with the Borrowers’ purchase, operation and sale of the properties, or (ii) may be made by the Partnership to pay the General Partner and/or its Affiliates in connection with the Partnership’s operation and sale of any real or personal property (including any property transferred to a single-purpose wholly-owned subsidiary of the Partnership) obtained

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(a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a 1031 Transaction.
     (a) Borrower’s Expense Reserve. For providing services to a Borrower, including but not limited to administrative services, arranging each of the loans obtained by such Borrower to purchase real property which secures the Participating Note, and fees to be paid in connection with the acquisition of such property, a Borrower’s Expense Reserve from amounts borrowed from the Partnership will be used to make such payments in an amount not to exceed 6% of such Borrower’s Expenses of Acquisition. The aggregate Purchase Price of each property acquired by a Borrower (including such advances for Borrower’s Expense Reserve) may not exceed such property’s Appraised Value. The Borrowers will not borrow from the Partnership an aggregate amount for Borrowers’ Expense Reserves that exceeds in the aggregate 6% of the Partnership’s Capital Contributions raised in this offering.
     (b) Property Management Fees. For rendering property management services to a Borrower, or the Partnership in connection with the Partnership’s operation and sale of any real or personal property (including any property transferred to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a 1031 Transaction., property management fees payable by such Borrower or the Partnership, as applicable, from the properties’ gross revenues, equal to 5% of actual gross receipts collected and received from the managed properties which secure the Participating Note related to such property or which have been obtained by the Partnership as described above, but not to exceed in any event an amount which is competitive in price and terms with other nonaffiliated Persons rendering comparable services, plus reimbursement of certain expenses related to operations of the properties. “Property Management Fee” means the fee paid for the day-to-day professional management services in connection with the Borrower’s or the Partnership’s properties, as applicable. The Affiliate receiving such fee shall pay from such fee, and not as an expense of a Borrower or the Partnership, as applicable, the expenses of rendering such day-to-day property management services; provided, however, that the wages and expenses of building managers and personnel, suppliers, repair, furniture and equipment costs and such other costs as are directly attributable to a Borrower’s or the Partnership’s property operations, as applicable, will be paid by such party in addition to the Property Management Fee. The Affiliates rendering such services may subcontract to a qualified firm or firms such day-to-day property management and the cost of such services shall be an expenses of such Borrower or the Partnership, as applicable.
     (c) Real Estate Brokerage (resale) Commissions. For acting as a real estate broker in connection with the sale of any property, or any portion thereof, owned by a Borrower or the Partnership, as applicable, Real Estate Brokerage (resale) Commissions payable by such Borrower or the Partnership from the properties’ net sale proceeds received from unaffiliated parties, equal to the lesser of the standard real estate commission or 5% of the sales price of each property.”
     4. Loans by Sponsors.
     The last sentence of Section 4.11 of the Partnership Agreement is his hereby deleted.
          (a) Section 4.11 of the Partnership Agreement is hereby amended by adding the following sentence to the end of such section:
“Notwithstanding any provision of the Partnership Agreement, including this Section 4.11, to the contrary, the Partnership may obtain financing from the General Partner or any of its Affiliates in

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order to cover (i) operating deficits or other contingencies relating to the Partnership, or (ii) the redevelopment costs of any real property owned, directly or indirectly, by the Partnership, provided that any such financing shall not be on terms, as to interest rates and other finance charges and fees, in excess of amounts that are charged by unrelated banks on comparable loans for the same purpose, and, if a property is involved, in the locality of the property. No prepayment charge or penalty shall be required by any Sponsor or General Partner on a loan to the Partnership.”
     5. Miscellaneous.
          (a) Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict or apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.
          (b) Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed. Except as amended hereby, the Partnership Agreement shall continue, unmodified, and in full force and effect.
          (c) Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
          (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.
[Remainder of page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The General Partner:

CONCAP EQUITIES, INC.

By:

Name:
Title:

The Limited Partners:

AIMCO IPLP, L.P.

By:	AIMCO/IPT, Inc., Its General Partner

By:

Name:
Title:

MADISON RIVER PROPERTIES, LLC

By:	AIMCO IPLP, L.P., Its Sole Member

By: AIMCO/IPT, Inc., Its General Partner

By:

Name:
Title:

COOPER RIVER PROPERTIES, LLC

By:	AIMCO IPLP, L.P., Its Sole Member

By: AIMCO/IPT, Inc., Its General Partner

By:

Name:
Title:

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., Its General Partner

By:

Name:
Title:

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